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                                                                     EXHIBIT 10L


November 11, 1997



Mr. Robert J. Richardson
15401 Shannon Road
Los Gatos, CA  95032



Dear Mr. Richardson:

This letter shall serve as the Restricted Stock Award Agreement (the "Agreement") between you and Unitrode Corporation (the "Corporation"). In consideration of services to be rendered by you to the Corporation, the Board of Directors of the Corporation has determined to award to you 50,000 shares (the "Shares") of the common stock of the Corporation. The award is effective as of November 11, 1997 (the "Award Date").

This award is made upon the terms, conditions, restrictions and other provisions of the Agreement set forth herein, as follows:


1.   RESTRICTIONS AND LOAN

     (a) During the period of four years after the Award Date, you shall not sell, exchange, transfer, pledge, hypothecate or otherwise dispose of the Shares awarded to you except for Shares which have become vested, as hereinafter provided, and except that title to certain Shares which have not vested may pass on your death to your personal representative, (as hereinafter provided), provided such Shares shall otherwise remain subject to all of the provisions of this Section.

     (b) Shares shall vest over said four-year period upon the satisfaction by you of the condition that you continue to be employed by the Corporation or any subsidiary as of each vesting date.


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     (c)  On each anniversary of the Award Date during said four-year period, if you are employed by the Corporation or any subsidiary, (i) 18,000 shares will vest on the first anniversary of the Award Date; (ii) 12,000 shares will vest on the second anniversary of the Award Date;
          (iii) 12,000 shares will vest on the third anniversary of the Award

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                                                            ROBERT J. RICHARDSON
                                                             NOVEMBER 11, 1997/2

          Date; and (vi) 8,000 shares will vest on the fourth anniversary of the Award Date.

          Any shares that do not become vested hereunder shall be forfeited and conveyed to the Corporation.

     (d) The Corporation will, at its option, either (i) file a Registration statement for the Shares on Form S-3 prior to the vesting of the shares or (ii) if the Shares are not freely tradable pursuant to an exemption from Registration (such as Rule 144) under the Securities Act of 1933) at the time of vesting, loan you an amount equal to your tax obligation attributable to vesting of the Shares. The loan will bear interest at the prime rate then in effect, with the principal payable 90 days from the time that the shares become freely tradable, either through registration or a valid exemption from registration.

     (e) If you should die or become totally disabled prior to the expiration of said five-year period, all of the Shares awarded to you which have not yet become vested shall be forfeited and conveyed to the Corporation except for that number of such Shares which would have become vested on the next anniversary of the Award Date, if you had not died or become disabled. Such number of Shares shall then become vested.

     (f) Notwithstanding any other provision of this Section or of any other Sections of this Agreement, all Shares awarded hereunder which have not yet become vested or been forfeited to the Corporation shall become vested in the event of a "change of control" of the Corporation (as such term is defined in a certain letter agreement of this same date between you and the Corporation relating to severance benefits in the event of a change of control).


2.   PROVISIONS RELATING TO SECURITIES ACT

     (a) Shares shall be recorded in your name on the stock and transfer records of the Corporation as soon as practicable


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                                                            ROBERT J. RICHARDSON
                                                            NOVEMBER 11, 1997/3


          following the Award Date; provided, however, that if at any time the Board of Directors of the Corporation shall determine that the listing upon any securities exchange or the registration or qualification under any federal or state law of the Shares to be awarded, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the award of such Shares, registration on the stock and transfer records and delivery of stock certificates may be delayed until such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Board of Directors.

     (b) Delivery of Shares shall be made from shares of authorized but unissued common stock of the Corporation.


3.   DEPOSIT OF SHARES IN BOOK ACCOUNT

     In light of the restrictions imposed by this Agreement, certificates of stock representing Shares awarded under the Plan shall bear a legend to the effect that the Shares represented thereby may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of this Agreement and the transfer agent for the common stock of the Corporation shall be so instructed. Further, Shares shall be held in book account in your name at the transfer agent for the Corporation until vesting occurs, and you shall execute a stock power or other instrument of transfer, appropriately endorsed in blank with signatures guaranteed, and deliver such stock power to the Secretary of the Corporation. During the period while the Shares are held in book account, you, as the registered holder of such Shares, shall be entitled to vote the same and to receive all dividends declared thereon.


4.   LISTING OF STOCK


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                                                            ROBERT J. RICHARDSON
                                                            NOVEMBER 11, 1997/3

     So long as the common stock of the Corporation is listed on the New York Stock Exchange, the Corporation shall take any necessary steps so that the Shares awarded to you are listed by the Exchange or will be so listed upon notice of issuance.


5.   NO CONTRACTUAL RIGHT TO PARTICIPATE AND NO RIGHT TO CONTINUED EMPLOYMENT

     Nothing herein shall be deemed to give you or your legal representatives or assigns, or any other person claiming under or through you, any contractual or other right to participate in the benefits of this Agreement. Nothing herein and no action or or award hereunder shall be construed to constitute or be evidence of any agreement or understanding, express or implied, on the part of the Corporation to employ or retain you in its employ for any specific period of time.

6.   TRANSFERABILITY

     Except as otherwise specifically provided herein, no right or interest hereunder shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner (except devolution by death); and no such right or interest shall be subject to any obligation or liability of yours.


Would you please sign and return the enclosed copy of this letter to evidence your acceptance of the award and your agreement to the terms and conditions contained herein.




                                             UNITRODE CORPORATION


                                             /s/ Allan R. Campbell
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                                             Allan R. Campbell
                                             Senior Vice President,
                                             General Counsel & Secretary



AGREED AND ACCEPTED:

/s/ Robert J. Richardson
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Robert J. Richardson


Date: November 11, 1997